Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated March 9, 2016 relating to the financial statements, which appears in Jones Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, TX
July 12, 2016